EXHIBIT 23.2




            MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                  CERTIFIED PUBLIC ACCOUNTANTS
                       888 SEVENTH AVENUE
                    NEW YORK, NEW YORK 10106
                            ________

                       TEL: (212) 757-6400
                       FAX: (212) 757-6124







                  INDEPENDENT AUDITOR'S CONSENT





We hereby consent to the use in this Registration Statement of Remote Utilities Network, Inc. on Amendment No. 2 to Form SB-2 of our report dated February 8, 2001 relating to the financial statements of Remote Utilities Network, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.


                         /s/ Merdinger, Fruchter, Rosen & Corso, P.C.
                         MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                         Certified Public Accountants


New York, New York
February 21, 2001